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                                                                  EXHIBIT 4.4


                       NOTIFICATION OF REVERSE STOCK SPLIT

Please note that on January 28, 1998, subsequent to the grant date for this stock option, Hawker Pacific Aerospace effected a one for .9907406 reverse stock split of its outstanding common stock causing a downward adjustment in the number of shares of common stock subject to this stock option.

                            HAWKER PACIFIC AEROSPACE
                        MANAGEMENT STOCK OPTION AGREEMENT

     THIS MANAGEMENT STOCK OPTION AGREEMENT (the "Agreement") is made as of the _____ day of ______________, 19___ by and between Hawker Pacific Aerospace, a California corporation (the "Company"), and ____________________ ("Optionee").

                                  R E C I T A L

     In consideration of Optionee's service to the Company, the Board of Directors of the Company (the "Board") has authorized the granting to Optionee of this management stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

     1. NUMBER OF SHARES; OPTION PRICE. Pursuant to said action of the Board, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of this Agreement, __________ shares of Common Stock of the Company ("Shares") at the price of $________ per share. The number of Shares and the exercise price of the Option stated herein gives effect to a 579.48618-for-1 stock split of the Company's Common Stock effected in November 1997.

     2. TERM. This Option shall expire on the day before the fifth anniversary of the date hereof (the "Expiration Date").

     3. SHARES SUBJECT TO EXERCISE. All Shares shall vest immediately and be subject to exercise as of the effective date of this Agreement and shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, notwithstanding any termination of the Optionee's employment by the Company or its Affiliate. The term "Affiliate" as used herein means a parent or subsidiary corporation as defined in the applicable sections (currently Sections 424(e) and (f), respectively) of the Internal Revenue Code of 1986, as amended (the "Code").

     4. METHOD AND TIME OF EXERCISE. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of this Option is given to the Company, and proceeds of any payment shall constitute general funds of the


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Company. Such payment may be made by check or money order made payable to the
Company in the amount of the exercise price and any withholding tax as provided under Paragraph 5 hereof. The Board, in its sole discretion, after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

         (a) Acceptance of Optionee's full recourse promissory note for all or part of the exercise price in a form approved by the Board, payable on such terms and bearing such interest rate as determined by the Board (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Board shall approve (including, without limitation, by a security interest in the shares of the Company); or

         (b) Subject to the discretion of the Board, through the surrender of shares of Common Stock then issuable upon exercise of this Option, provided the fair market value (as determined by the Board in accordance with Paragraph 6 hereof) of such shares of Common Stock is equal on the date of exercise to the exercise price, or such portion thereof as Optionee is authorized to pay by surrender of such stock; or

         (c) If expressly authorized in writing by the Board, in its sole discretion, at the time of exercise of this Option, the tender to the Company of shares of the Company's Common Stock already owned by Optionee, having a fair market value on the date of exercise, as determined by the Board in accordance with Paragraph 6 hereof, equal to the exercise price, or such portion thereof as Optionee is authorized to pay by surrender of such stock, plus the amount of applicable federal, state and local withholding taxes; or

         (d) If any other method such as cashless exercise (as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board) is expressly authorized in writing by the Board, in its sole discretion, at the time of exercise of this Option, the tender of such consideration having a fair market value, as determined by the Board, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     5. WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of this Option and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes that the Company is required to withhold with respect to the exercise of this Option. At the request of Optionee, such obligation to remit may be satisfied, if authorized by the Board, in its sole discretion, after considering any tax, accounting and financial consequences, by Optionee's (i) delivery of a promissory note in the required amount on such terms as the Board deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to


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the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company. Fair market value of Common Stock or other securities of the Company surrendered pursuant to this Paragraph 5 shall be determined by the Board in accordance with Paragraph 6 hereof.

     6. DETERMINATION OF VALUE. For purposes of this Option, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

         (a) If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

         (b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Board, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in its industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

     7. EXERCISE ON TERMINATION OF EMPLOYMENT. If Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), or dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate, this Option may be exercised, in whole or in part, by Optionee, by Optionee's personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time after such Termination, death or permanent and total disability of Optionee before the Expiration Date.

     8. NONTRANSFERABILITY. Except with the express written approval of the Board, this Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and, after his death, only by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     9. OPTIONEE NOT A SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.


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     10.  NO RIGHT TO EMPLOYMENT.  Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

     11. MODIFICATION AND TERMINATION. The rights of Optionee hereunder are subject to modification and termination in the following events:

     11.1 CHANGES IN CAPITAL STRUCTURE. Subject to Section 11.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Option and (b) the exercise price of this Option; PROVIDED, HOWEVER, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

     11.2 CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee at least 30 days prior to such proposed action. To the extent not previously exercised, this Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, this Option shall be assumed or an equivalent option shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity).

     12. RESTRICTIONS ON SALE OF SHARES. Optionee represents and agrees that upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof he will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 7 and 8 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

     13.  MANNER OF EXERCISE


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          (a)  Before exercising this Option, Optionee shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Board, accompanied by payment of the exercise price and withholding taxes as provided in Paragraphs 4 and 5 hereof. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

          (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Paragraph 13(a), the Company shall, without stock issue or transfer taxes to Optionee or such other as may be person entitled to exercise this Option, deliver to Optionee or such other person a certificate or certificates for the requisite number of shares of stock. Optionee or a permitted transferee of this Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued pursuant to the exercise of this Option unless the exercise of such Option and the issuance and delivery of such shares pursuant hereto complies with all relevant provisions of law, including, without limitation, the Securities Act.

     15. DELIVERY OF FINANCIAL STATEMENTS. To the extent required by applicable laws, rules and regulations, the Company shall deliver to Optionee financial statements of the Company at least annually while Optionee holds the Option.

     16. NOTICES. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive offices of the Company at 11240 Sherman Way, Sun Valley, California 91352, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its Affiliate, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Chief Financial Officer (as the case may be).

     17. SALE OR OTHER DISPOSITION. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form or transfer) of any Shares acquired by exercise of this Option, he or she shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.


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     18.  MARKET STANDOFF.  The Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of this Option during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that such restriction shall apply only to registration statements of the Company to become effective under the Securities Act after the date of this Agreement which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                     HAWKER PACIFIC AEROSPACE

                                     By______________________________________
                                       Name:
                                       Title:


                                     OPTIONEE

                                     By______________________________________
                                       Name:

                                       Address:

                                       ______________________________________
                                       ______________________________________


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